SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to ss. 240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified In Its Charter)

THE COMMITTEE FOR CONCERNED CYBERONICS, INC. SHAREHOLDERS

METROPOLITAN CAPITAL ADVISORS, INC.

BEDFORD FALLS INVESTORS, L.P.

METROPOLITAN SPV, L.P.

METROPOLITAN SPV GP, L.L.C.

METROPOLITAN CAPITAL ADVISORS, L.P.

METROPOLITAN CAPITAL PARTNERS II, L.P.

KJ ADVISORS, INC.

METROPOLITAN CAPITAL ADVISORS INTERNATIONAL LIMITED

METROPOLITAN CAPITAL PARTNERS III, L.P.

METROPOLITAN CAPITAL III, INC.

METROPOLITAN CAPITAL ADVISORS SELECT FUND, L.P.

METROPOLITAN CAPITAL SELECT, L.L.C.

JEFFREY E. SCHWARZ

KAREN FINERMAN

ERIC J. NESTLER

ARTHUR L. ROSENTHAL

ALFRED J. NOVAK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release

Metropolitan Capital Files Application in the Delaware Court of Chancery to Require Cyberonics to Hold the 2006 Annual Meeting of Stockholders

Adds Fourth Nominee to Slate of Directors

NEW YORK, November 1, 2006 — Metropolitan Capital Advisors, Inc., (“MCA”) on behalf of itself and the Committee For Concerned Cyberonics, Inc. Shareholders, today filed an application in the Delaware Court of Chancery to require Cyberonics (Nasdaq: CYBX) to hold the 2006 Annual Meeting of Stockholders.

MCA also provided notice (under separate cover sent to the Company’s General Counsel) of the nomination of Mr. Alfred Novak as the fourth nominee to stand for election at Cyberonics’ 2006 Annual Meeting of Stockholders, along with its three current nominees: Jeffrey E. Schwarz, Eric J. Nestler and Arthur L. Rosenthal.

This information was contained in the following letter dated November 1, 2006 that was sent to the Board of Directors of Cyberonics:

Gentlemen:

On multiple occasions in the last two months, Metropolitan Capital Advisors, Inc. has asked you to tell us and the rest of the stockholders of Cyberonics, Inc. when the 2006 Annual Meeting of Stockholders will be held. Despite the Company’s professed commitment to stockholder democracy and good corporate governance, no date has yet been set despite the explicit requirements of Delaware law to the contrary. We find this troubling, as we believe the opportunity for a company’s stockholders to elect directors is the most fundamental of all stockholder rights.

It appears to us that there can only be two possible explanations for the delay. The first possibility is that the Company is still not able to file its financial statements and thus is not permitted to distribute its proxy statement for the annual meeting under Federal Securities law. This would be deeply disturbing because it would represent a direct outgrowth of the Company’s ill-conceived 2004 option grant. The idea that the stockholders’ ability to select new leadership might be delayed for such a reason is necessarily disconcerting to those believing in the primacy of the stockholder franchise. Yet, the only other possibility that we see is that the Company is in no hurry to get its financial statements filed because it does not believe this is the most propitious time for the Board to seek both to elect its hand-picked slate of Directors and to oppose our efforts to elect new leadership. We hope this latter scenario is not the case.

In any event, in order to allow the stockholders to choose directors, those responsible for setting the Company on the path going forward, we have today filed an application in the Delaware

Court of Chancery to require the Company to hold the 2006 Annual Meeting of Stockholders. We think that it is incumbent on you as fiduciaries not to oppose that application (which, we are advised by counsel, is consistent with past rulings of the Court). In this way, through the workings of the Delaware corporate law (Section 211), and as ordered by a Chancery Court judge, the Company will be able to hold its 2006 Annual Meeting, despite your continued inability to file financials.

As provided in the Advance Notice provisions of the Company’s Bylaws (Section 2.5), because it is no longer possible for the 2006 Annual Meeting of Stockholders to be held within 30 days of the one year anniversary of last year’s Annual Meeting, we believe the provisions relating to “Other Meeting Date” (Section 2.5b) are applicable. Therefore, we are today providing notice (under separate cover sent to the Company’s General Counsel) of our nomination of Mr. Alfred Novak as our fourth nominee to stand for election at Cyberonics’ 2006 Annual Meeting of Stockholders along with our three current nominees: Jeffrey E. Schwarz, Eric J. Nestler and Arthur L. Rosenthal. Our nominees, if elected, will constitute less than a majority of the current Board. We are taking this step as developments at the Company (which occurred subsequent to our nomination of three candidates for election to the Board in May) have reinforced our view that there is an urgent need for strong, independent voices in the Company’s Boardroom.

Respectfully yours,

Metropolitan Capital Advisors, Inc.

/s/ Karen L. Finerman	/s/ Jeffrey E. Schwarz
Karen L. Finerman	Jeffrey E. Schwarz
President	Chief Executive Officer

In connection with the Company’s upcoming 2006 Annual Meeting of Stockholders, The Committee has filed a proxy statement with the SEC to solicit stockholders of the Company with respect to the election of directors. THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM THE COMMITTEE BY CONTACTING THE COMMITTEE FOR CONCERNED CYBERONICS, INC. SHAREHOLDERS, C/O BEDFORD FALLS INVESTORS, L.P., 660 MADISON AVENUE, 20TH FLOOR, NEW YORK, NY 10021.

COMMITTEE PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following members of the Committee are anticipated to be, or may be deemed to be, participants in any such proxy solicitation by the Committee in connection with the Company’s 2006 Annual Meeting of Stockholders: Metropolitan SPV, L.P., a Delaware limited partnership (“SPV”);

Metropolitan SPV GP, L.L.C., a Delaware limited liability company (“SPV GP”); Bedford Falls Investors, L.P., a Delaware limited partnership (“Bedford”); Metropolitan Capital Advisors, L.P., a Delaware limited partnership (“MetCap”); Metropolitan Capital Advisors, Inc., a New York corporation (“MetCap GP”); Metropolitan Capital Partners II, L.P., a New York limited partnership (“Partners II”); KJ Advisors, Inc., a New York corporation (“Partners II GP”); Metropolitan Capital Advisors International Limited, a British Virgin Islands international business company (“MetCap International”); Metropolitan Capital Partners III, L.P., a Delaware limited partnership (“Partners III”); Metropolitan Capital III, Inc., a Delaware corporation (“Partners III GP”); Metropolitan Capital Advisors Select Fund, L.P., a Delaware limited partnership (“Select”); Metropolitan Capital Select, L.L.C., a Delaware limited liability company (“Select GP”); Jeffrey E. Schwarz; Karen L. Finerman. In addition to Mr. Schwarz, the Chief Executive Officer of MetCap GP, Partners II GP and Partners III GP, Eric J. Nestler, the Lou and Ellen McGinley Distinguished Professor and Chairman of the Department of Psychiatry at the University of Texas Southwestern Medical Center in Dallas, Arthur L. Rosenthal, Chief Executive Officer and Chairman of Labcoat, Ltd., a pharmaceutical company, and Alfred J. Novak, Executive Director of OrbusNeich Medical Technology Company, Ltd., a privately held interventional cardiology company, are the Committee’s nominees for election to the Board of Directors. Certain of these persons and entities hold direct or indirect interests as follows: The Committee, Jeffrey E. Schwarz and Karen L. Finerman may be deemed to have beneficial ownership over 1,844,312 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which Shares include all the Shares owned by the entities listed below. SPV and SPV GP may be deemed to have beneficial ownership over 798,512 Shares. Bedford, MetCap and MetCap GP may be deemed to have beneficial ownership over 300,000 Shares. Partners II and Partners II GP may be deemed to have beneficial ownership over 484,600 Shares. Select and Select GP may be deemed to have beneficial ownership over 15,500 Shares. MetCap International, Partners III and Partners III GP may be deemed to have beneficial ownership over 245,700 Shares. Eric J. Nestler, Arthur L. Rosenthal and Alfred J. Novak do not have any direct or indirect interests, by security holdings or otherwise, required to be disclosed herein, except each such person’s interest in being nominated and elected as a director of the Company.

SOURCE Metropolitan Capital Advisors, Inc.

CONTACT: Press Inquiries – Jeffrey Lloyd or James Craig of SITRICK AND COMPANY, +1-212-573-6100; or Investor Inquiries –Edward McCarthy of D.F. King & Co., Inc., +1-212-493-6952; or The Committee for Concerned Cyberonics, Inc. Shareholders, c/o Metropolitan Capital Advisors, Inc., +1-212-486-8100/